UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Vicor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Vicor Corporation (the “Corporation”). The Annual Meeting will be held at the following date, time, and location:

DATE:	Friday, June 17, 2016
TIME:	9:00 a.m.
PLACE:	Offices of Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199

The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the Annual Meeting and contain a discussion of the matters to be voted upon at the Annual Meeting. At the Annual Meeting, the Corporation’s management also will report on the operations of the Corporation and be available to respond to appropriate questions from stockholders.

The Board of Directors encourages you to promptly complete, date, sign, and return your Proxy Card as soon as possible. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy at that time.

Sincerely yours,

PATRIZIO VINCIARELLI Chairman of the Board, President and Chief Executive Officer

VICOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 17, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Vicor Corporation, a Delaware corporation (the “Corporation”), will be held on Friday, June 17, 2016, at 9:00 a.m., local time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, for the following purposes:

1.  To fix the number of Directors at 10 and to elect the 10 nominees named in the attached proxy statement as Directors to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, and

2.  To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on April 29, 2016, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on April 29, 2016 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

You are requested to authorize a proxy to vote your shares by completing, dating, and signing the enclosed Proxy Card, which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by a written declaration delivered to the Corporation stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person by notifying our Corporate Secretary, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

James A. Simms Corporate Secretary

Andover, Massachusetts

April 29, 2016

Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the enclosed Proxy Card in the enclosed postage-prepaid envelope as soon as possible. If you attend the Annual Meeting, you may vote your shares in person if you wish, even if you have previously returned your Proxy Card.

VICOR CORPORATION

25 FRONTAGE ROAD

ANDOVER, MASSACHUSETTS 01810

TELEPHONE (978) 470-2900

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 17, 2016

April 29, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” and each member thereof being a “Director”) of Vicor Corporation (the “Corporation”) from owners of the outstanding shares of capital stock of the Corporation (the “Stockholders”, or as an individual, a “Stockholder”) for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held on Friday, June 17, 2016, at 9:00 a.m., local time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and at any adjournments or postponements thereof. At the Annual Meeting, Stockholders will be asked to consider and vote on the election of the 10 individuals named in the proxy statement as Directors and any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

In this Proxy Statement, we refer to Vicor Corporation as “Vicor,” “the Corporation,” “we,” “us,” or “our.” In addition, the term “Proxy Solicitation Materials” includes this Proxy Statement, the Notice of Annual Meeting, and the Proxy Card.

The Proxy Solicitation Materials are first being sent to Stockholders of record on or about May 9, 2016. The Board has fixed the close of business on April 29, 2016 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). Only Stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.

As of March 31, 2016, there were 27,037,328 shares of Common Stock and 11,758,218 shares of Class B Common Stock of the Corporation outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote per share, and each share of Class B Common Stock entitles the holder thereof to 10 votes per share. Shares of Common Stock and Class B Common Stock will vote together as a single class, reflecting their respective voting entitlement, on each proposal at the Annual Meeting.

Stockholders are requested to complete, date, sign, and return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed Proxy Card received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted and no instructions are given, the shares so represented will be voted FOR the election of each individual candidate nominated for election as a Director set forth herein (individually, a “Nominee”, and collectively, “Nominees”). We do not anticipate any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are properly presented, proxies will be voted in accordance with the discretion of the proxy holders.

A Stockholder of record may revoke a proxy at any time before it has been exercised by: (1) delivering a written revocation to our Corporate Secretary, James A. Simms, at the address of the Corporation set forth above; (2) filing a duly executed Proxy Card bearing a later date; or (3) appearing in person, notifying the Corporate Secretary of such revocation, and voting by ballot at the Annual Meeting. Any Stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously submitted, but the presence (without further action) of a Stockholder at the Annual Meeting will not constitute revocation of a previously submitted proxy.

The presence, in person or by proxy, of Stockholders representing a majority in interest of all capital stock issued, outstanding, and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Because of his ownership of shares of Class B Common Stock and shares of Common Stock, representing 82.8% of the total voting shares, a quorum is assured by the presence of Dr. Patrizio Vinciarelli, Chairman of the Board, President, and Chief Executive Officer, who will preside over the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares held by investment brokerage firms or other nominees that are represented at the Annual Meeting but as to which such brokers or nominees have not received instructions from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all matters, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, Directors, officers, and employees of the Corporation also may solicit proxies personally or by telephone, e-mail, or other form of electronic communication without special compensation for such activities. The Corporation also will request those holding shares in their names or in the names of their nominees that are beneficially owned by others to forward proxy materials to and obtain proxies from such beneficial owners. The Corporation will reimburse such holders for their reasonable expenses in connection therewith.

The Corporation’s 2015 Annual Report (the “Annual Report”), including financial statements for the fiscal year ended December 31, 2015, will be mailed to Stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the Proxy Solicitation Materials. The Corporation and certain intermediaries (e.g., banks, brokers, and nominees) may deliver only one copy of the Annual Report and Proxy Solicitation Materials to Stockholders sharing an address. The Corporation will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Proxy Solicitation Materials, as applicable, to a Stockholder at a shared address. In order to receive such a separate document, please contact our Corporate Secretary, Mr. Simms, at the address of the Corporation set forth above. If Stockholders sharing an address (i) currently receive a single copy of the Annual Report and Proxy Solicitation Materials and wish to receive separate copies of such materials in the future or (ii) currently receive separate copies of the Annual Report and Proxy Solicitation Materials and wish to receive a single copy of such materials in the future, please contact Mr. Simms, our Corporate Secretary, or the applicable intermediary, as the case may be.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 17, 2016:

The Proxy Solicitation Materials and Annual Report are available at www.vicorpower.com.

PROPOSAL ONE

ELECTION OF 10 DIRECTORS

In accordance with the requirements of the Corporation’s By-Laws, the Board recommends the number of Directors be fixed at 10 and has nominated all of the Nominees named below for election to the Board. Each of the 10 Nominees presently serves as a Director.

If elected, each Nominee will serve until the 2017 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified or until his death, resignation, or removal. Properly executed Proxy Cards will be voted FOR the Nominees unless otherwise specified. Each Nominee has consented to stand for election and the Board anticipates each of the Nominees, if elected, will serve as a Director.

However, if any person nominated by the Board is unable to serve or, for good cause, will not serve, proxies solicited hereby will be voted for the election of another person designated by the Board, if one is nominated.

A plurality of the votes cast for a Nominee by the Stockholders of Common Stock and Class B Common Stock, voting together as a single class, shall elect such Nominee. Accordingly, abstentions, broker non-votes, and votes withheld from any Nominee will have no effect on this proposal. There is no cumulative voting.

Because the number of incumbent Directors standing for reelection (i.e., 10) is equal to the number of Nominees, and the Corporation’s By-Laws provide for election by plurality, any number of votes cast for a Nominee assures that Nominee of election as a Director. Dr. Vinciarelli beneficially owned, as of March 31, 2016, 9,828,272 shares of Common Stock and 11,023,648 shares of Class B Common Stock, together representing 82.8% of the voting power of the outstanding stock of the Corporation, sufficient to elect each of the nominees named below. He has stated an intention to vote in favor of fixing the number of Directors at 10 and in favor of the election of all Nominees.

Information Regarding Nominees and Qualifications

The following sets forth certain information as of March 31, 2016, with respect to the 10 Nominees for election to the Board. The information presented includes information each Director has provided us about age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which the Director currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each Nominee’s specific experience, qualifications, and skills that led the Board as a whole to conclude the Nominee possessed the necessary attributes to serve as a Director, the Board as a whole also considered each Nominee’s reputation for integrity, honesty, and adherence to high ethical standards.

Information regarding the beneficial ownership of shares of the capital stock of the Corporation by such persons is set forth in the section of this Proxy Statement entitled “Principal and Management Stockholders.” See also “Certain Relationships and Related Transactions.” There is no family relationship among any of the Directors and/or executive officers of the Corporation.

Nominee	Age	Director Since	Background and Qualifications
Patrizio Vinciarelli	69	1981

Dr. Vinciarelli founded the Corporation in 1981 and has been Chairman of the Board, President, and Chief Executive Officer since that time. Prior to founding the Corporation, from 1977 until 1980, he was a Fellow at the Institute for Advanced Study in Princeton, New Jersey. From 1973 through 1976, he was a Fellow at the European Organization for Nuclear Research (CERN), in Meyrin, Switzerland. Dr. Vinciarelli received his doctorate in Physics from the University of Rome, Italy. Dr. Vinciarelli holds more than 100 patents for power conversion technology.

Dr. Vinciarelli is qualified to serve on our Board given his role as the Corporation’s founder, President, and Chief Executive Officer, his role in the development of our patents and proprietary technologies and the design of our products, and his standing as a leading innovator in the power conversion industry.

Estia J. Eichten	69	1981	Dr. Eichten, an early investor who contributed to the founding of the Corporation, has held various positions with the Fermi National Accelerator Laboratory since 1981, being named a Senior Scientist in 1989. Earlier, he had been an Associate Professor of Physics at Harvard University. Dr. Eichten received both his B.S. and Ph.D. in Physics from the Massachusetts Institute of Technology. He has been an Alfred

Nominee	Age	Director Since	Background and Qualifications

P. Sloan Foundation Research Fellow and currently is a Fellow of the American Physical Society and the American Association for the Advancement of Science. In 2011, Dr. Eichten and three collaborators were awarded the prestigious J. J. Sakurai Prize for Theoretical Particle Physics in acknowledgement of outstanding achievement in particle physics theory. While a Director of the Corporation, he has served since July 2000 as a Director of VLT, Inc., a wholly-owned subsidiary of the Corporation, which owns a majority of the Corporation’s patents.

Dr. Eichten’s qualifications to serve on our Board include his extensive knowledge of electronics and power conversion, as well as the deep understanding of our products and organization acquired in his 35 years of service as a Director.

David T. Riddiford	80	1984

Mr. Riddiford is a retired professional investor. He served from 1987 until his retirement in 2005 as the general partner of Pell, Rudman Venture Management, L.P., the general partner of PR Venture Partners, L.P., a venture capital affiliate of Pell, Rudman & Co., Inc., an investment advisory firm. Mr. Riddiford also served, from 1989 until 2010, as a member of the Board of Directors of Datawatch Corporation, a publicly-held provider of enterprise reporting and business intelligence solutions. He received his B.A. from Yale University and J.D. from the William Mitchell College of Law.

Mr. Riddiford’s qualifications to serve on our Board include four decades of experience in investing, monitoring, and advising companies as a venture capitalist, his substantial financial expertise, as well as the deep understanding of our business acquired in his 32 years of service as a Director.

Barry Kelleher	67	1999

Mr. Kelleher has been President of the Corporation’s Brick Business Unit since 2006. In April 2016, he announced his intention to retire as an employee of the Corporation, effective December 31, 2016, after 23 years of service. Mr. Kelleher will continue to serve as a Director following his retirement as an employee. Mr. Kelleher previously served as Senior Vice President, Global Operations, and General Manager of the Corporation’s Brick Business Unit (from 2005 to 2006), Senior Vice President, Global Operations (from 1999 to 2005), and Senior Vice President, International Operations (from 1993 to 1999). From 1981 until joining the Corporation in 1993, Mr. Kelleher was employed by Computer Products Inc., a manufacturer of power conversion products, where he held the position of Corporate Vice President and President of the Power Conversion Group. He received B.Eng. and M.B.A. degrees from University College Cork and University College Dublin, respectively.

Mr. Kelleher’s qualifications to serve on our Board include his long-standing tenure as a senior executive in the power

Nominee	Age	Director Since	Background and Qualifications

			conversion industry, his leadership role in the Corporation, and his considerable experience in power industry sales and operations management.

Samuel J. Anderson	59	2001

Mr. Anderson has been the Chairman of the Board, President, and Chief Executive Officer of IceMOS Technology Corporation, a privately-held developer and manufacturer of specialized semiconductor substrates, as well as high voltage power switching devices utilizing its proprietary technology, since 2002. Mr. Anderson was the Chairman of the Board, President, and Chief Executive Officer of Great Wall Semiconductor Corporation (“GWS”), of which the Corporation was an owner of non-voting convertible preferred stock, from 2002 to September 2015, when GWS was acquired by Intersil Corporation. Previously, Mr. Anderson was Vice President of Corporate Business Development of ON Semiconductor Corporation, a supplier of semiconductors (from 1999 to 2001) and held various positions within the semiconductor operations of Motorola, Inc., the predecessor organization (from 1984 to 1999). Mr. Anderson also served, from 2001 to 2011, as non-executive Chairman of the Board of Directors of Advanced Analogic Technologies Inc., a supplier of power management semiconductors, when the company was acquired by Skyworks Solutions, Inc. Mr. Anderson holds numerous U.S. patents for semiconductor technologies. He received an M.S. in Microelectronics from Arizona State University, an M.S. in Physics from Queen’s University of Belfast, and a B.S. in Electronics from the University of Ulster.

Mr. Anderson is qualified to serve on our Board given his acknowledged technical expertise, understanding of power conversion technologies, and his experience as an executive and director of other companies in the semiconductor and power management industries.

Claudio Tuozzolo	53	2007

Mr. Tuozzolo has been President of Picor Corporation, a subsidiary of the Corporation, since 2003. Previously, he had been Director of Integrated Circuit Engineering for the Corporation, from February 2003 to November 2003, and Manager of Integrated Circuit Design, from 2001 to February 2003. Before joining the Corporation in 2001, Mr. Tuozzolo was a Principal Design Engineer for SIPEX Corporation, from 1999 to 2001. Mr. Tuozzolo has authored nine U.S. patents in semiconductor design. He attended the University of Rome and holds B.S. and M.S. degrees in Electrical Engineering from the University of Rhode Island.

Mr. Tuozzolo is qualified to serve on our Board given his leadership role within the Corporation, his extensive experience in the semiconductor and power management industries, and his technical expertise regarding our products.

Nominee	Age	Director Since	Background and Qualifications
James A. Simms	56	2008

Mr. Simms has been our Chief Financial Officer, Treasurer, and Corporate Secretary since 2008. In February 2016, Mr. Simms was appointed President and Chief Executive Officer of VLT, Inc., a wholly-owned subsidiary of the Corporation that owns a majority of the Corporation’s patents. From 2007 until 2008, he was a Managing Director of Needham & Company, LLC, an investment banking and asset management firm. Previously, he had served as a Managing Director with the investment banking firm of Janney Montgomery Scott LLC, a wholly-owned subsidiary of The Penn Mutual Life Insurance Company (from 2004 to 2007) and as a Managing Director of the investment banking firm of Adams, Harkness & Hill, Inc. (from 1997 to 2004). Mr. Simms served as a member of the Board of Directors of PAR Technology Corporation (from 2001 to 2014), a publicly-held provider of information technology solutions in the hospitality and specialty retail industries and a provider of advanced technology systems and support services to the United States military and other governmental agencies. Mr. Simms received a B.A. from the University of Virginia and an M.B.A. from the University of Pennsylvania’s Wharton School.

Mr. Simms is qualified to serve on our Board given his prior career in investment banking, his familiarity with corporate finance and securities markets, his expertise with complex financial and regulatory matters, and his experience as a director of other companies.

Jason L. Carlson	54	2008	Since June 2015, Mr. Carlson has been the Chief Executive Officer of congatec AG, a technology and service provider for embedded computing solutions. Previously, Mr. Carlson was President and Chief Executive Officer, as well as a member of the Board of Directors, of QD Vision, Inc., a privately-held developer of nanomaterial-based solutions for advanced display and lighting applications, from 2010 to May 2015. From 2010 to 2011, Mr. Carlson also served as a member of the Board of Directors of Advanced Analogic Technologies, Inc., a publicly-traded developer of power management semiconductors, which was acquired by Skyworks Solutions, Inc. in January 2012. From 2006 until joining QD Vision in 2010, he was President and Chief Executive Officer of Emo Labs, Inc., a privately-held developer of innovative audio speaker technology. From 2002 to 2005, Mr. Carlson was President and Chief Executive Officer of Semtech Corporation, a publicly-traded vendor of analog and mixed-signal semiconductors, with an emphasis on power management applications. From 1999 to 2002, he was Vice President & General Manager for the Crystal Product Division and the Consumer Products & Data Acquisition Division of Cirrus Logic, Inc. a publicly-traded vendor of analog and mixed-signal semiconductors for consumer and industrial

Nominee	Age	Director Since	Background and Qualifications

applications. Mr. Carlson joined Cirrus Logic in 1999 when that company acquired AudioLogic, Inc., of which he had been Chief Executive Officer. He began his career as a founder of ReSound Corporation, a pioneering developer of digital hearing aids, which completed its initial public offering in 1993.

Mr. Carlson’s qualifications to serve on our Board include his experience as both a public company executive and as an entrepreneur, his experience as a director of other companies, his understanding of the evolution of technical innovation in the semiconductor and power conversion industries, and his financial expertise. Mr. Carlson has served as Chairman of the Audit Committee of the Board since joining the Board in 2008.

Liam K. Griffin	49	2009

Mr. Griffin has been President for Skyworks Solutions, Inc., a designer, manufacturer and marketer of performance analog and mixed signal semiconductors since May 2014. Previously, Mr. Griffin served as Executive Vice President and Corporate General Manager, from 2012 to 2014, Executive Vice President and General Manager, High Performance Analog, from 2011 to 2012, and Senior Vice President, Sales and Marketing, from 2001 to 2010, for Skyworks Solutions and its predecessor, Alpha Industries, Inc. Earlier, he was employed by Vectron International, a division of Dover Corporation, as Vice President of Worldwide Sales from 1997 to 2001, and as Vice President of North American Sales from 1995 to 1997. His prior experience also included positions in marketing and engineering with units of AT&T Inc. Mr. Griffin received B.S. and M.B.A. degrees from the University of Massachusetts and Boston University, respectively.

Mr. Griffin’s qualifications to serve on our Board of Directors include his experience in building and managing sales and marketing organizations in technology-driven, global organizations.

H. Allen Henderson	68	2014	Mr. Henderson retired from the Corporation in February 2016, having served in various leadership roles since joining the Corporation in 1985. He served as a Corporate Vice President since 1999 and was President of our Westcor Division from 1999 to until its closure in 2014. Mr. Henderson has also served, from 2000 until his retirement, as President and Chief Executive Officer of VLT, Inc., a wholly-owned subsidiary of the Corporation that owns a majority of the Corporation’s patents. Prior to joining the Corporation, Mr. Henderson was employed at Boschert, Inc., a manufacturer of power supplies, since 1984, serving as Director of Marketing. Mr. Henderson received a B.A.E.E. from Brown University and an M.B.A. from Duke University.

Nominee	Age	Director Since	Background and Qualifications

Mr. Henderson’s qualifications to serve on our Board include his long-standing leadership role within the Corporation, his extensive experience in the power conversion industry and knowledge of our products from his 31 years with the Corporation.

The Board unanimously recommends a vote FOR fixing the number of Directors at 10 and the election of all of the Nominees.

CORPORATE GOVERNANCE

Status as a Controlled Company

As of March 31, 2016, there were 27,037,328 shares of Common Stock and 11,758,218 shares of Class B Common Stock of the Corporation outstanding and entitled to vote. Our Common Stock is listed for trading on the NASDAQ Global Select Market (“NASDAQ-GS”) and, as such, we are subject to the listing requirements set forth in the Marketplace Rules of the NASDAQ Stock Market LLC (the “Nasdaq Rules”). The Corporation is a “controlled company” in accordance with the governance provisions of the Nasdaq Rules, because Dr. Vinciarelli, Chairman of the Board, President, and Chief Executive Officer, holds more than 50% of the voting power of our outstanding capital stock. Accordingly, the Corporation relies on certain exemptions from corporate governance requirements available to us under the Nasdaq Rules for a controlled company.

Dr. Vinciarelli owned, as of March 31, 2016, 9,828,272 shares of our Common Stock and 11,023,648 shares of our Class B Common Stock. Each share of Class B Common Stock, which entitles the holder thereof to 10 votes per share, is exchangeable on a one for one basis into a share of Common Stock, which entitles the holder thereof to one vote per share. As of March 31, 2016, Dr. Vinciarelli owned 35.9% of our Common Stock and 93.7% of our Class B Common Stock, which together represent 82.8% of total voting power, giving him effective control of our governance.

Because of the Corporation’s status as a controlled company, we are not required to comply with listing standards requiring a majority of independent Directors on our Board, the determination of the compensation of our executive officers solely by independent Directors, and the recommendation of nominees for Director solely by independent Directors. Upon consideration of the independence criteria under the Nasdaq Rules, the Board has determined four of our 10 Directors (Messrs. Carlson, Eichten, Griffin and Riddiford) are independent as defined by the Nasdaq Rules.

While we do rely on our exemption, as a controlled company, from the Nasdaq Rules requirement that our Board be comprised of a majority of independent Directors, Nasdaq Rules nevertheless require our Board to have an Audit Committee comprised of no fewer than three Directors, all of whom are independent. Nasdaq Rules further require all members of the Audit Committee have the ability to read and fully understand financial statements and at least one member of the Audit Committee possess financial sophistication (i.e., qualify to be identified as a “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act of 2002). Messrs. Carlson, Eichten, Griffin and Riddiford each serve on the Audit Committee, and the Board has determined each of the members of the Audit Committee are independent under Nasdaq’s Rules and Messrs. Carlson and Riddiford each qualify as Audit Committee Financial Experts under Section 407 of the Sarbanes-Oxley Act of 2002.

We rely on our exemption, as a controlled company, from the Nasdaq Rules requirement that the compensation of our executive officers, including Dr. Vinciarelli, our Chief Executive Officer, be determined solely by independent Directors. However, all four members of the Compensation Committee of the Board, Messrs. Carlson, Eichten, Griffin and Riddiford, are considered independent, and the Compensation Committee is solely responsible for the administration of the Corporation’s stock option plans, with authority delegated by the Board to approve all recommended stock option awards.

We also rely on our exemption, as a controlled company, from the Nasdaq Rules requirement that the Board have a standing committee responsible for Director nominations and other governance matters. The Board believes it, as a whole, is in the best position to evaluate potential candidates for nomination as Director and, therefore, the full Board performs the function of such a committee.

Finally, while we rely on the exemptions from certain Nasdaq Rules requirements described above, we are not exempt from the requirement that independent Directors have regularly scheduled meetings at which only independent Directors are present. At each meeting of the Board, the independent Directors conduct such “executive sessions,” frequently with our outside counsel as an invited guest. In addition, at each meeting of the Audit Committee, which is comprised of the four independent Directors, the independent Directors conduct private meetings with representatives of our independent registered public accounting firm, KPMG LLP (“KPMG”).

The Board and Its Committees

Our Board, which currently consists of the 10 Nominees, has two standing committees: the Audit Committee and the Compensation Committee.

The Board held four in-person meetings and acted by written consent in lieu of meetings on ten occasions during 2015. Each of the Directors attended 75% or more of the total number of meetings of the Board and meetings of the committees thereof on which each such Director serves. Directors are expected to attend each year’s Annual Meeting in person unless doing so is impracticable due to unavoidable conflicts. All of the Directors, except Mr. Carlson, attended the 2015 Annual Meeting of Stockholders.

Information regarding the functions performed by the Audit Committee is set forth in the section of this Proxy Statement entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter, approved by the Board on February 3, 2007, and reviewed each year. As stated above, the Board has determined all four members of the Audit Committee are independent under the applicable Nasdaq Rules and Securities and Exchange Commission (“SEC”) regulations. The Board also has determined that Messrs. Carlson and Riddiford meet the definition of “Audit Committee Financial Expert” as defined by Item 407(d) of Regulation S-K. The Audit Committee charter is posted on the Corporation’s website, www.vicorpower.com, under the heading “About Vicor” and the subheading “Corporate Governance.” The Audit Committee held five meetings during 2015.

The Compensation Committee is responsible for approving, based on the recommendation of Dr. Vinciarelli, the compensation for the executive officers of the Corporation, approving all grants of stock options by the Corporation and its subsidiaries, and administering the Corporation’s stock option plans pursuant to authority delegated to it by the Board. The Compensation Committee is governed by a written charter, approved by the Board on October 18, 2013, and subject to review each year. The Compensation Committee held three meetings during 2015 and acted by written consent in lieu of meeting on 24 occasions to approve stock option awards granted during 2015. The Compensation Committee charter is posted on the Corporation’s website, www.vicorpower.com, under the heading “About Vicor” and the subheading “Corporate Governance”.

Board Leadership and Role in Risk Management

Given the Corporation’s status as a controlled company and Dr. Vinciarelli’s leadership of the Corporation since its founding, he fulfills both the roles of Chairman of the Board and Chief Executive Officer. As Chairman of the Board, Dr. Vinciarelli presides over meetings of the Board and, in collaboration with Mr. Simms, in his capacity as Corporate Secretary, establishes an agenda for each meeting. The Board does not have a lead independent Director. As Chief Executive Officer, Dr. Vinciarelli is responsible for setting the strategic direction of the Corporation, the leadership of the organization, and the operational and financial performance of the Corporation.

Under Dr. Vinciarelli’s leadership, the Board provides the highest level of direction and authority for the Corporation. The Board advises and oversees executive management, which, under Dr. Vinciarelli’s leadership, is responsible for the day-to-day operations of the Corporation’s affairs. The Board reviews, assesses, and directs our long-term strategic plans and provides oversight and guidance on all matters influencing the Corporation’s well-being.

The Board has an active role, as a whole and also at the committee level, in overseeing identification, analysis, and management of the Corporation’s risks. The Board regularly reviews information regarding the Corporation’s strategy, operations, financial performance and position, and legal and regulatory affairs, addressing the risks associated with each. Messrs. Kelleher, Simms, and Tuozzolo, in their capacities as President of the Brick Business Unit, Chief Financial Officer, and President of Picor Corporation, respectively, provide first-hand information and insight to the Board regarding all enterprise risks. Mr. Anderson, as the former Chief Executive Officer of an important supplier to the Corporation, provides valuable external perspectives on a range of challenges facing the Corporation, including evolving technology and intensifying competition. The independent Directors, given their breadth of experience and expertise, as well as their governance responsibilities as the sole members of the Audit Committee and the Compensation Committee, contribute to an ongoing assessment of the integrity of our financial reporting processes and systems and the appropriateness and effectiveness of our compensation programs.

While the Board is ultimately responsible for the Corporation’s risk management, the Audit Committee, comprised of independent Directors, plays a primary and important role in assisting the Board in overseeing such responsibilities, with particular focus, as mandated by the Sarbanes-Oxley Act of 2002, on the integrity and effectiveness of the Corporation’s financial reporting processes. The Audit Committee reviews our guidelines and policies on management of enterprise risks, including assessment and management of the Corporation’s major financial exposures and management’s monitoring and control of such exposures. At each meeting of the Audit Committee, members of management, led by Mr. Simms, in his capacity as Chief Financial Officer, present information addressing issues related to risk identification, analysis, and mitigation. Also at each meeting of the Audit Committee, the committee members meet privately with representatives of our independent auditors, KPMG.

In addition to the risk oversight role undertaken by the Audit Committee, the Compensation Committee assists the Board in overseeing the Corporation’s compensation policies and practices as they relate to the Corporation’s risk management and risk-taking incentives. The Compensation Committee has determined the compensation policies and practices for the Corporation’s employees are not reasonably likely to have a material adverse effect on the Corporation, as the incentives of the Corporation’s compensation programs are believed to be aligned with our strategic, operational, and financial goals and the interest of our Stockholders.

Director Nomination Process

As indicated above, the full Board performs the Director nomination function for the Corporation. The Board does not have a charter governing the Director nomination process, although it has established Director nomination procedures setting forth the process for identifying and evaluating Director nominees. The Corporation’s By-Laws require that our Stockholders approve the number of Directors for the coming year at each Annual Meeting of Stockholders, although the By-Laws also allow the Board to reduce the number of Directors in the event of a vacancy on the Board and to increase the number of Directors at any time by majority vote of the Directors then serving.

Board Membership Criteria — At a minimum, the Board must be satisfied each candidate for nomination has high personal and professional integrity, has demonstrated exceptional ability and judgment, and is expected, in the judgment of the Board, to be highly effective, in collaboration with the other nominees to the Board, in collectively serving the interests of the Corporation and our Stockholders. In addition to the minimum qualifications set forth above, the Board seeks to select for nomination persons possessing relevant industry or technical experience and, in order to comply with the Nasdaq Rules regarding independence of Audit Committee members is maintained, persons meeting the independence requirements of the Nasdaq Rules and SEC regulations.

Identifying and Evaluating Nominees — The Board may solicit recommendations from any sources it deems appropriate. The Board will evaluate all candidates for nomination in the same manner, evaluating the qualifications of any recommended candidate and conducting inquiries it deems appropriate, without discrimination on the basis of race, religion, national origin, sexual orientation, disability, or any other basis. In identifying and evaluating candidates for nomination, the Board may consider, in addition to the minimum professional qualifications discussed above and other criteria for Board membership approved by the Board from time to time, all facts and circumstances it deems appropriate or advisable, including, among other things, the breadth of experience, geographic representation, and backgrounds of other nominees. Based on these considerations, the Board may nominate a candidate it believes will, together with the other nominees, best serve the interests of the Corporation and our Stockholders.

Stockholder Recommendations — The Board’s policy is to review and consider, in accordance with the procedures described above, any candidates for nomination recommended by Stockholders entitled to vote for the election of Directors. All Stockholder recommendations of candidates for nomination must be submitted to our Corporate Secretary, Mr. Simms, at the address of the Corporation set forth above.

All Stockholder recommendations for Director candidates must include the following information:

•	the name and address of record of the Stockholder;

•

a representation that the Stockholder is a record holder of shares of capital stock of the Corporation entitled to vote in the election of Directors, or if the Stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the candidate for nomination;

•

a description of the qualifications and background of the candidate for nomination that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

•	a description of all arrangements or understandings between the Stockholder and the candidate for nomination;

•

the written consent of the candidate for nomination (a) to be named in the proxy statement relating to the Corporation’s next annual meeting and (b) to serve as a Director if elected at such annual meeting; and

•	any other information regarding the candidate for nomination required to be included in a proxy statement filed pursuant to the rules of the SEC.

Any stockholder seeking to present a Director nomination at an annual meeting must comply with the notice procedures in our By-Laws as described herein under “Stockholder Proposals.”

Communications with the Board

If a Stockholder wishes to communicate with any Director or the Board as a whole, he or she may do so by addressing such communications to:[Name(s) of Director(s)/Board of Directors of Vicor Corporation], c/o James A. Simms, Corporate Secretary, Vicor Corporation, 25 Frontage Road, Andover, MA 01810. All correspondence should be sent via certified U.S. mail, return receipt requested. All correspondence received will be forwarded promptly to the addressee(s).

Code of Business Conduct

The Corporation has established and adopted a Code of Business Conduct. This Code of Business Conduct is posted on the Corporation’s website, www.vicorpower.com, under the heading “About Vicor” and the subheading “Corporate Governance”.

Executive Officers

Executive officers of the Corporation (designated as our “corporate officers” in accordance with our By-Laws) are appointed annually by the Board and hold office until the first meeting of the Board following the next annual meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation, or removal. The following persons are the Corporation’s executive officers:

Patrizio Vinciarelli, Ph.D., 69, Chairman of the Board, President, and Chief Executive Officer. Dr. Vinciarelli’s background and experience is contained in the section of the Proxy Statement entitled “Information Regarding Nominees.”

Sean Crilly, 58, Corporate Vice President, Engineering, Power Systems since June 2015. From December 2012 to May 2015, Mr. Crilly served as Vice President, Engineering, VI Chip. From 2006 to 2012, Mr. Crilly held the position of Director of Sustaining Engineering, and, from 2000 to 2006, the position of Manager, Test Engineering. Previously, Mr. Crilly held the positions of Project Manager, from 1996 to 2000, and Senior Test Engineer, from 1993 to 1996. Prior to joining the Corporation in 1993, Mr. Crilly was Vice President of Applications Engineering at Intepro Systems, specializing in power electronics test equipment. Earlier, he was employed in engineering roles at Schaffner and Nixdorf Computer. Mr. Crilly received a B.Eng. in Electronics from the Limerick Institute of Technology, Limerick, Ireland.

Philip D. Davies, 56, Corporate Vice President, Global Sales and Marketing, since February 2011. Prior to joining the Corporation, Mr. Davies was employed by the Solid State Light Engine business unit of OSRAM Sylvania as Business Creation Team Leader from September 2010 to February 2011. From 2006 to 2010, Mr. Davies held the position of Vice President, Sales and Marketing, with NoblePeak Vision Corporation, a developer of night vision camera cores. From 1995 to 2006, Mr. Davies served in various positions with Analog Devices, Inc., a manufacturer of high-performance analog, mixed signal and digital signal processing integrated circuits, most recently as Director of World Wide Business Development. From 1987 to 1995, Mr. Davies served in a number of positions with Allegro MicroSystems, Inc., a manufacturer of high-performance power and Hall-effect sensor integrated circuits, most recently as Vice President, Engineering. Mr. Davies received a B.S.E.E. and a Masters degree in Power Electronics from the University of Glamorgan.

Nancy L. Grava, 45, Corporate Vice President, Human Resources, since July 2015. From 2009 to June 2015, Ms. Grava held the position of Director, Human Resources. From 2002 to 2009, Ms. Grava held the position of Senior Manager, Compensation and Benefits and, from 1999 to 2002, the position of Manager, Compensation and Benefits. Previously, Ms. Grava held various other positions within Human Resources since joining the Corporation in 1993. Ms. Grava received a B.A. from the Massachusetts School of Liberal Arts and an M.B.A. from Bentley University.

Alex Gusinov, 52, Corporate Vice President, Engineering, Power Components since June 2015. From 2006 to 2015, Mr. Gusinov served as Vice President of Design Engineering for Picor Corporation. He joined Picor in 2004 as Director of IC Design. Prior to joining Picor, Mr. Gusinov was employed by SIPEX Corporation from 1996 to 2004, most recently as Vice President of Design Engineering, Power Management. From 1986 to 1996, he was employed by Analog Devices, Inc., developing integrated circuits for telecom, fiber optics, video, and related applications. Mr. Gusinov received a B.S.E.E. from Boston University and an M.S. in Engineering Management from Gordon Institute of Tufts University.

Joseph A. Jeffery, Jr., 65, Corporate Vice President and Chief Information Officer since September 2015. From 2009 to 2015, Mr. Jeffery served as Vice President, Applications Development. From 1999 to 2009, Mr. Jeffery held the position of Director of Manufacturing Systems. Prior to joining the Corporation, Mr. Jeffery was employed for 27 years by M/A-COM Technology Solutions, serving in a variety of technical and management positions in their microwave, millimeter wave semiconductor, and IC business units. Mr. Jeffery received an Associate’s degree (EEE) from the Wentworth Institute of Technology.

Barry Kelleher, 67, Corporate Vice President and President of the Corporation’s Brick Business Unit. In April 2016, Mr. Kelleher announced his intention to retire as an employee of the Corporation, effective December 31, 2016. Mr. Kelleher will continue to be an employee of the Company until that date, providing a range of services associated with the transition of his operational responsibilities to Mr. McNamara. Mr. Kelleher’s background and experience is contained in the section of the Proxy Statement entitled “Information Regarding Nominees.”

Michael S. McNamara, 55, Corporate Vice President, General Manager, Operations, since June 2015. Mr. McNamara held the positions of Corporate Vice President, Quality and Technical Operations, from May 2011 to May 2015, Vice President, Quality and Technical Operation of the Corporation’s Brick Business Unit from 2008 to April 2011, Vice President, Quality of the Corporation’s Brick Business Unit from 2006 to 2008, Senior Director of Quality from 2001 to 2008, Manager of Quality, Data and Analysis from 1999 to 2001 and Senior Quality Engineer from 1995 to 1999. Prior to joining the Corporation in 1995, Mr. McNamara was employed by Alpha Industries Inc., the predecessor to Skyworks Solutions, Inc. Mr. McNamara received a B.S. in Industrial Technology from the University of Lowell.

Richard J. Nagel, Jr., 59, Corporate Vice President, Chief Accounting Officer, since May 2006. From December 2007 to April 2008, Mr. Nagel also held the position of Interim Chief Financial Officer. From 2005 to 2006, Mr. Nagel held the position of Senior Director, Corporate Controller, and, from 1996 to 2005, Director, Corporate Controller. Prior to joining the Corporation in 1996, Mr. Nagel was employed by Ernst & Young LLP, an international public accounting firm, serving in a variety of positions from 1982 to 1996, most recently as Senior Manager. Mr. Nagel received a B.A. from Amherst College and an M.B.A. from the University of Rochester.

James A. Simms, 56, Corporate Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary. Mr. Simms’ background and experience is contained in the section of the Proxy Statement entitled “Information Regarding Nominees.”

Claudio Tuozzolo, 53, Corporate Vice President and President of Picor Corporation, a subsidiary of the Corporation. Mr. Tuozzolo’s background and experience is contained in the section of the Proxy Statement entitled “Information Regarding Nominees.”

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the beneficial ownership of the Corporation’s Common Stock and Class B Common Stock held by (1) each person or entity known to the Corporation to be the beneficial owner of more than five percent of the outstanding shares of either class of the Corporation’s common stock, (2) each Director and Nominee, (3) each executive officer of the Corporation, and (4) all Directors and executive officers as a group, in each case based on representations of the Directors and executive officers as of March 31, 2016, and a review of filings on Schedules 13D and 13G under the Exchange Act. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares set forth opposite such beneficial owner’s name. The information in the table reflects shares outstanding of each of the two classes of common stock on March 31, 2016, and does not, except as otherwise indicated below, take into account conversions after such date, if any, of shares of Class B Common Stock into Common Stock, which, if they were to occur, would increase the voting control of persons who retain shares of Class B Common Stock.

The percentages shown have been determined as of March 31, 2016, in accordance with Rule 13d-3 under the Exchange Act, and are based on a total of 38,795,546 shares of common stock that were outstanding on such date, of which 27,037,328 were shares of Common Stock, entitled to one vote per share, and 11,758,218 were shares of Class B Common Stock, entitled to 10 votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock at any time upon the election of the holder thereof.

Pursuant to the provisions of our certificate of incorporation, shares of Class B Common Stock are transferrable only under the limited circumstances set forth therein and generally must be converted into shares of Common Stock in order to be sold. Such conversion may be effected by the delivery of the certificate(s) representing shares of Class B Common Stock, accompanied by a written notice of the election by the record holder thereof to convert, to either Mr. Simms, in his capacity as Corporate Secretary, c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810, or to the then-current transfer agent for our Common Stock. Any transfer of shares of Class B Common Stock not permitted under the provisions of our certificate of incorporation will result in the automatic conversion of those shares of Class B Common Stock into an equal number of shares of Common Stock.

Name of Beneficial Owner(1)	Total Number of Shares Beneficially Owned(2)(3)		Percent of Common Stock Beneficially Owned	Percent of Class B Common Stock Beneficially Owned	Percent of Voting Power
Patrizio Vinciarelli	20,851,920	(4)	35.9%	93.7%	82.8%
Estia J. Eichten	1,150,975	(5)	1.7%	5.9%	5.1%
James A. Simms	108,040		*	*	*
David T. Riddiford	108,023	(6)	*	*	*
Philip D. Davies	65,852		*	*	*
Barry Kelleher	53,649		*	*	*
Michael S. McNamara	24,000		*	*	*
Liam K. Griffin	22,761		*	*	*
Claudio Tuozzolo	21,051		*	*	*
Jason L. Carlson	13,761		*	*	*
H. Allen Henderson	10,807		*	*	*
Samuel J. Anderson	8,490		*	*	*
Richard J. Nagel, Jr.	6,500		*	*	*
Joseph A. Jeffery, Jr.	5,568		*	*	*
Sean Crilly	5,180		*	*	*
Alex Gusinov	4,200		*	*	*
Nancy L. Grava	2,620		*	*	*
All Directors and executive officers as a group (17 persons)	22,463,397		38.9%	99.6%	88.1%
Ashford Capital Management, Inc.(7) One Walker’s Mill Road Wilmington, DE 19807	1,714,761		6.3%	*	1.2%
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10055	1,679,115		6.1%	*	1.2%

*	Less than 1%

(1)	The address for each of the beneficial owners named in the table, but not specified therein, is: c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810.

(2)	Includes shares issuable upon the exercise of options to purchase Common Stock that are exercisable or will become exercisable within 60 days of March 31, 2016, in the following amounts:

Name of Beneficial Owner	Shares
Philip D. Davies	65,852
James A. Simms	63,040
Barry Kelleher	51,392
Michael S. McNamara	24,000
Liam K. Griffin	22,761
Claudio Tuozzolo	21,051
Jason L. Carlson	13,761
Estia J. Eichten	11,051
David T. Riddiford	11,051
H. Allen Henderson	10,588
Richard J. Nagel, Jr.	6,500
Sean Crilly	5,080
Joseph A. Jeffery, Jr.	5,020
Nancy L. Grava	2,620
Samuel J. Anderson	1,243

(3)	The calculation of the total number of shares beneficially owned includes 11,023,648 shares of Class B Common Stock owned by Dr. Vinciarelli and 690,700 shares of Class B Common Stock owned by Dr. Eichten. No other executive officer or Director owns shares of Class B Common Stock.

(4)	Includes 69,379 shares of Common Stock held by the Patrizio Vinciarelli Irrevocable Trust U/A, of which Dr. Vinciarelli is a trustee.

(5)	Includes 8,750 shares of Common Stock beneficially owned by Dr. Eichten’s spouse. In addition, includes 48,145 shares of Common Stock held by the Belle S. Feinberg Memorial Trust, of which Dr. Eichten is a trustee.

(6)	Includes 4,500 shares of Common Stock beneficially owned by Mr. Riddiford’s spouse.

(7)	Information reported is based upon a Schedule 13G filed with the SEC on February 12, 2016, reflecting holdings as of December 31, 2015. All shares are held by Ashford Capital Management, Inc., which holds sole voting power and sole dispositive power with regard to 1,714,761 shares.

(8)	Information reported is based upon a Schedule 13G filed with the SEC on January 27, 2016, reflecting holdings as of December 31, 2015. All shares are held by BlackRock, Inc., which holds sole voting power with regard to 1,652,719 shares and sole dispositive power with regard to 1,679,115 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The primary objective of the Corporation’s compensation programs is to attract, motivate, and retain highly qualified and productive employees using a combination of cash and equity based rewards intended to motivate and reward superior performance. Salaries and, in appropriate circumstances, cash bonuses encourage effective performance relative to current plans and objectives, while stock options may be utilized to attract new employees, reward outstanding performers, promote longer-term focus, and more closely align the interests of employees with those of Stockholders.

2014 Advisory Vote on Executive Compensation

At the Corporation’s annual meeting of Stockholders held on June 20, 2014, Stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement for that annual meeting (a “Say on Pay” vote). The Compensation Committee believes this affirms Stockholders’ support of the Corporation’s approach to executive compensation and, therefore, did not change its approach during 2015.

At the 2011 annual meeting of Stockholders, Stockholders cast an advisory vote on the frequency of future Say on Pay votes. The frequency receiving the highest number of votes was every three years, and, in accordance with the outcome of that advisory vote, our Board decided to hold a Say on Pay advisory vote every three years. Accordingly, our Board will next hold a Say on Pay advisory vote at the 2017 Annual Meeting.

Overview of Executive Compensation

Dr. Vinciarelli, with input from Ms. Grava, our Corporate Vice President, Human Resources, makes periodic recommendations to the Compensation Committee with respect to the compensation of executives and other employees in leadership positions. The Compensation Committee approves the annual salary of Dr. Vinciarelli.

Potential elements of compensation for our executive officers include: a base salary, cash bonuses, stock option awards, subsidized participation in group health, disability, and life insurance, cash contributions to a 401(k) tax-qualified retirement saving plan sponsored by the Corporation, and certain perquisites. All employees, including our Named Executive Officers, are employees-at-will and, as such, do not have employment contracts with the Corporation.

Each component of compensation is described in the following table:

Component	Characteristics/Frequency	Objective
Base Salary	Salaries are established for a new hire based on the qualifications of the individual, the talents and skills sought for the position, and the comparable market level of salaries paid by position and/or geography. Salaries are reviewed and revised annually, based on the performance of the individual. Each year a target percentage for an organization-wide merit increase in salaries, based on the Corporation’s performance and an assessment of increases in the cost of living, is presented to Dr. Vinciarelli for approval.	We seek to attract and retain the best available individual talent. We structure salaries to provide a fixed amount of annual compensation reflecting (a) the individual’s performance, and (b) the performance of the Corporation and the business unit within which the individual is employed.

Cash Bonus (Contingent)	Certain senior sales and marketing personnel are eligible to participate in sales incentive programs, with cash bonuses paid based on achievement of various objectives. These programs generally are structured annually, with payments made quarterly. The Corporation does not have a policy regarding or a program involving discretionary cash bonuses for personnel outside of the sales or marketing functions.	We seek to provide short-term, tangible motivation for certain senior sales and marketing personnel to meet objectives, whether these objectives involve dollar volumes, market penetration, or other defined quantitative objectives.

Component	Characteristics/Frequency	Objective
Stock Option Awards (Contingent)	We generally award non-qualified stock options to a new employee upon hiring. Depending upon the business unit into which the individual is hired, we award stock options for the purchase of shares of Vicor Corporation, VI Chip Corporation, or Picor Corporation. Certain new hires have been awarded stock options granted by all three entities. From time to time, existing employees will be rewarded for superior performance through the award of stock options. The Corporation does not have a policy regarding or a program involving discretionary awards of stock options.	We seek to motivate recipients to contribute to achieving longer-term performance goals, potentially contributing to an increase in the value of the shares underlying the stock option awards, thereby aligning economic interests of recipients with Stockholders.

Fringe Benefits	We offer a package of fringe benefits to all employees, including all Named Executive Officers, and their dependents, portions of which are paid for, in whole or in part, by the employee. The benefits we offer include: life, health, dental, vision, and long-term care insurance; disability and workers’ compensation insurance; healthcare reimbursement accounts; tuition reimbursement; and paid time off.	We seek to provide a competitive package of benefits addressing the health and welfare needs of employees, reflecting our overall compensation philosophy of attracting and retaining talented individuals.

Retirement Benefits	The Corporation sponsors a 401(k) tax-qualified retirement saving plan open to all employees. In any plan year, the Corporation will make a matching contribution equal to 50% of the first 3% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $3,975. Participants received up to $3,975 in matching funds in 2015 from the Corporation. All Named Executive Officers, with the exception of Dr. Vinciarelli, participated in the 401(k) plan and received matching funds. The Corporation does not provide any nonqualified defined contribution plans, deferred compensation plans, retirement health insurance, or other post-employment benefits.	We seek to provide retirement benefits that are competitive with other companies of our size and industry focus, reflecting our overall compensation philosophy of attracting and retaining talented individuals.

Perquisites	Executive officers, including all Named Executive Officers, are eligible to participate in supplemental health, dental, and vision insurance, and receive a fixed cash automobile allowance, as well as reimbursement for fuel expenses.	The limited perquisites we currently offer are intended to provide benefits to our executives comparable to those received by executives of other companies of our size and industry focus, or, as is the case with fuel reimbursement, to support business purposes.

Stock Option Programs

As described above, awards of stock options for the purchase of shares of Vicor Corporation, VI Chip Corporation, and Picor Corporation are a component of our executive compensation. We generally award non-qualified stock options to a new employee upon hiring. Depending upon the business unit into which the individual is hired, we award stock options for the purchase of shares of Vicor Corporation, VI Chip Corporation, or Picor Corporation. Certain new hires have been awarded stock options granted by all three entities. From time to time, existing employees will be rewarded for superior performance through the award of additional stock options. The Corporation does not have a policy regarding or a program involving discretionary awards of stock options.

The Compensation Committee approves all stock option grants. We have no set formula for the discretionary award of options.

During 2015, 2014, and 2013, options for the purchase of the Corporation’s Common Stock were awarded under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan (the “Vicor 2000 Plan”). The exercise price of stock options for the purchase of the Corporation’s Common Stock is set at the closing price of a share of the Corporation’s Common Stock on NASDAQ-GS on the effective date of the grant. These option grants vest pro rata over five years and have a 10-year term.

During 2015, 2014, and 2013, options for the purchase of VI Chip Corporation (“VI Chip”) common stock were awarded under the VI Chip Corporation 2007 Stock Option and Incentive Plan, as amended (the “2007 VI Chip Plan”). These option grants vest pro rata over five years and have a 10-year term. On August 27, 2010, VI Chip awarded, also under the 2007 VI Chip Plan, 10-year term options with vesting tied to the achievement of certain financial performance goals. No further awards of such performance-based options have been made. All awards were reviewed and approved by the VI Chip Board of Directors and the Corporation’s Compensation Committee. VI Chip stock options are granted at a price not less than the fair value of a share of VI Chip common stock on the date of grant, as determined by the VI Chip Board of Directors and the Corporation’s Compensation Committee, consistent with the valuation procedural requirements of Section 409A of the Internal Revenue Code.

During 2015, 2014, and 2013, options for the purchase of Picor Corporation (“Picor”) common stock were awarded under the Picor Corporation 2001 Stock Option and Incentive Plan, as amended (the “2001 Picor Plan”). These option grants vest pro rata over five years and have a 10-year term. All option grants were reviewed and approved by the Picor Board of Directors and the Corporation’s Compensation Committee. Picor stock options are granted at a price not less than the fair value of a share of Picor common stock on the date of grant, as determined by the Picor Board of Directors and the Corporation’s Compensation Committee, consistent with the valuation procedural requirements of Section 409A of the Internal Revenue Code.

On May 17, 2013, the Corporation commenced an offer (the “Exchange Offer”) to its employees and Directors to voluntarily exchange outstanding options to purchase shares of the Corporation’s Common Stock granted before January 1, 2013, whether or not vested, on a one-for-one basis, for replacement options to purchase shares of Common Stock. Outstanding options eligible for exchange included options with time-based vesting provisions as well as options with performance-based vesting provisions tied to the achievement of certain financial performance goals by our Brick Business Unit. Options for the purchase of shares of common stock of the Corporation’s subsidiaries, VI Chip and Picor, were not eligible for exchange. With the exception of Dr. Vinciarelli, who held no options to purchase shares of our Common Stock, all of the Corporation’s executive officers and Directors participated in the Exchange Offer.

Because of a sustained and significant decline in the price of a share of our Common Stock through 2012 and into 2013, approximately 91% of outstanding options for the purchase of Common Stock, as of the date of the Exchange Offer, were out-of-the-money (i.e., the price at which an option could be exercised to purchase a share of Common Stock was above the then current market value of such a share). In assessing the rationale of and merits of the Exchange Offer, the Board concluded outstanding options were no longer effective as incentives to retain and motivate employees. In structuring the Exchange Offer, the Board considered the interests and objectives of employee option holders and non-employee Stockholders, concluding the benefit to employee option holders of receiving stock options with a presumably lower exercise price and longer exercise period likewise would benefit all Stockholders by ensuring valuable employees were retained and provided proper incentives through the five-year vesting term of the new options. The objective of the Corporation’s stock option programs has been, and continues to be, to link the personal interests of award recipients to those of Stockholders, and the Board concluded the Exchange Offer was an important component in achieving that objective.

The Exchange Offer expired on June 17, 2013, with 638 eligible employees and Directors participating, resulting in the grant of new options for the purchase of 1,531,077 shares of Common Stock, representing approximately 91% of options eligible for exchange under the Exchange Offer. The stock option award data for Named Executive Officers presented below in the table “Summary Compensation Table for Fiscal 2015” reflect the disproportionate impact of the Exchange Offer on 2013 compensation totals.

During the fourth quarter of 2014, the Corporation cancelled certain stock options previously awarded to Messrs. Davies, Kelleher, and Simms in 2013 and awarded to those executives new stock options representing an equivalent value, as calculated using the Black-Scholes option-pricing model. Subsequent to the 2013 awards, the Corporation determined those grants exceeded the limit on the number of stock options that may be granted to an individual in a year, according to the terms of the 2000 Plan. In connection with this action, recorded for financial reporting purposes as a modification of existing options, a total of 129,028 stock options awarded in 2013 (the “Original Grants”) were cancelled and a total of 150,355 new stock options were awarded (the “New Grants”) to each of the three executives, as follows:

Named Executive Officer	2013 Cancelled Original Grants	2014 New Grants
Philip D. Davies	30,000	39,257
Barry Kelleher	69,514	77,337
James A. Simms	29,514	33,761

	129,028	150,355

In accordance with the authoritative guidance for share-based compensation under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718: Compensation — Stock Compensation, there was no incremental increase in fair value associated with the New Grants to Messrs. Davies, Kelleher, and Simms.

SUMMARY COMPENSATION TABLE FOR FISCAL 2015

Named Executive Officer(1)	Year	Salary(2)	Bonus	Option Awards(3)	All Other Compensation(4)	Total
Patrizio Vinciarelli	2015	$390,142	$—	$—	$41,188	$431,330
Chairman of the Board, President, and Chief Executive Officer	2014	390,142	—	—	33,823	423,965
	2013	390,142	—	—	37,265	427,407

James A. Simms	2015	330,494	—	27,278	33,680	391,452
Chief Financial Officer, Treasurer, and Corporate Secretary	2014	318,509	—	26,690	35,228	380,427
	2013	308,639	—	238,773	33,446	580,858

Philip D. Davies	2015	296,021	30,000	—	28,677	354,698
Corporate Vice President, Global Sales and Marketing	2014	281,925	—	—	23,479	305,404
	2013	268,500	—	346,743	18,585	633,828

Barry Kelleher	2015	350,805	—	27,278	41,774	419,857
Corporate Vice President and President, Brick Business Unit	2014	354,900	—	26,690	39,224	420,814
	2013	354,900	—	330,717	39,613	725,230

Claudio Tuozzolo	2015	330,504	—	27,278	29,119	386,901
Corporate Vice President and President of Picor Corporation	2014	316,771	—	26,690	24,198	367,659
	2013	301,687	—	106,702	25,643	434,032

(1)	As defined by Item 402 of Regulation S-K, “Named Executive Officers” are: (a) our principal executive officer or that executive acting in a similar capacity during the last completed fiscal year; (b) our principal financial officer or that executive acting in a similar capacity during the last completed fiscal year; (c) our three most highly compensated executives (other than the principal executive officer and principal financial officer) serving as executives at the end of the last completed fiscal year; and (d) up to two additional individuals for whom disclosure would have been provided pursuant to (c) herein but for the fact that the individual was not serving as an executive at the end of the last completed fiscal year.

(2)	The amounts shown reflect the actual salary amounts paid to the Named Executive Officers in each respective year.

(3)	The amounts shown reflect the aggregate grant date fair value of stock option awards in each year presented, including the aggregate grant date fair value of the replacement stock option awards in the Exchange Offer, as described above in the Compensation Discussion and Analysis section of this proxy statement under “Stock Option Programs.” These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Corporation’s financial statements. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. Refer to Note 3, “Stock-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 8, 2016, for the relevant assumptions used to determine the valuation of the Corporation’s option awards and additional information regarding the Exchange Offer. The amounts reported under “Option Awards” shown for Messrs. Kelleher, Simms, and Tuozzolo, also include stock options granted as compensation for their service on the Corporation’s Board.

During the fourth quarter of 2014, the Corporation cancelled certain stock options previously awarded to Messrs. Davies, Kelleher, and Simms in 2013 and awarded to those executives new stock options representing an equivalent value, as calculated using the Black-Scholes option-pricing model. The Original Grants and the New Grants made to Messrs. Davis, Kelleher, and Simms are further described in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Stock Option Programs.” In accordance with the authoritative guidance for share-based compensation under the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718: Compensation — Stock Compensation, there was no incremental increase in fair value associated with the New Grants to Messrs. Davies, Kelleher, and Simms and therefore no value is included under “Option Awards” with respect to the New Grants in 2014.

(4)	“All Other Compensation” amounts include car allowance, fuel allowance, supplemental health, dental and vision insurance, the taxable portion of life insurance benefits, and the Corporation’s matching 401(k) plan contribution for each Named Executive Officer shown. Dr. Vinciarelli’s car allowance is $10,800.

Stock Option Plan Information

The following table sets forth certain aggregated information for the Corporation as of December 31, 2015 (the end of the most recently completed fiscal year), regarding equity securities underlying stock option awards made under the Vicor 2000 Plan, the 2007 VI Chip Plan, and the 2001 Picor Plan. All equity compensation plans of the Corporation have been approved by Stockholders.

Stock options issued under the Vicor 2000 Plan, the 2007 VI Chip Plan, and the 2001 Picor Plan carry a change in control provision that automatically accelerates vesting and makes unvested options fully exercisable upon a change of control, as defined in the applicable plan.

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Issuance under Stock Option Plans
Vicor 2000 Plan	1,848,067	$8.57	988,520
2007 VI Chip Plan	10,097,500	1.00	1,895,900
2001 Picor Plan	9,725,067	0.62	8,143,973

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2015

The following table presents the Corporation’s grants of plan-based awards to Named Executive Officers during 2015. All grants to Named Executive Officers during 2015 were under the Vicor 2000 Plan as follows:

Vicor 2000 Plan
Named Executive Officer	Grant Date(1)	Number of Shares Underlying Option Award	Exercise Price per Share of Option Award	Grant Date Fair Value of Option Award(2)
Barry Kelleher	6/19/2015	3,726	$13.42	$27,278
James A. Simms	6/19/2015	3,726	$13.42	$27,278
Claudio Tuozzolo	6/19/2015	3,726	$13.42	$27,278

(1)	The three awards shown were associated with the annual award to Directors, excluding Dr. Vinciarelli, of non-qualified stock options as compensation for service on the Corporation’s Board of Directors.

(2)	Refer to Note 3, “Stock-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 8, 2016, for the relevant assumptions used to determine the valuation of option awards. For the three awards shown, the formula used to calculate the number of stock options annually awarded to Directors, excluding Dr. Vinciarelli, is $50,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Accordingly, on June 19, 2015, the three Named Executive Officers who also serve as Directors were awarded non-qualified stock options to purchase up to 3,726 shares of Common Stock at an exercise price of $13.42 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

The following tables present the outstanding equity awards at December 31, 2015 held by our Named Executive Officers under the Vicor 2000 Plan, the 2007 VI Chip Plan and the 2001 Picor Plan as follows:

Vicor 2000 Plan
Named Executive Officer	Number of Shares Underlying Unexercised Options Exercisable(1)	Number of Shares Underlying Unexercised Options Unexercisable(1)(2)	Option Exercise Price per Share	Option Expiration Date
Philip A. Davies	12,000	18,000	$5.35	5/14/2023
	40,000	30,000	6.29	6/17/2023
	7,852	31,405	11.42	10/23/2024
Barry Kelleher	5,000	15,000	5.35	5/14/2023
	7,140	21,415	6.29	6/17/2023
	17,541	—	7.34	6/17/2023
	1,243	4,969	8.05	6/20/2024
	15,468	61,869	11.42	10/23/2024
	—	3,726	13.42	6/19/2025
James A. Simms	10,000	15,000	5.35	5/14/2023
	28,280	27,415	6.29	6/17/2023
	10,000	—	7.34	6/17/2023
	—	7,541	8.38	6/17/2023
	1,764	—	5.67	6/21/2023
	1,243	4,969	8.05	6/20/2024
	6,753	27,008	11.42	10/23/2024
	—	3,726	13.42	6/19/2025
Claudio Tuozzolo	5,000	15,000	5.35	5/14/2023
	6,280	9,415	6.29	6/17/2023
	3,528	5,291	5.67	6/21/2023
	1,243	4,969	8.05	6/20/2024
	—	3,726	13.42	6/19/2025

(1)	Generally, stock options with time-based vesting provisions awarded under the Vicor 2000 Plan become exercisable in five equal annual installments, beginning on the first anniversary of the date of grant.

(2)	The unexercisable option vesting schedule under the Vicor 2000 Plan as of December 31, 2015, is as follows:

Named Executive Officer	Grant Date	Underlying Shares	Vesting Date
Philip D. Davies	5/14/2013	6,000	5/14/2016
	5/14/2013	6,000	5/14/2017
	5/14/2013	6,000	5/14/2018
	6/17/2013	20,000	6/17/2016
	6/17/2013	10,000	6/17/2017
	10/23/2014	7,852	10/23/2016
	10/23/2014	7,851	10/23/2017
	10/23/2014	7,851	10/23/2018
	10/23/2014	7,851	10/23/2019

Named Executive Officer	Grant Date	Underlying Shares	Vesting Date
Barry Kelleher	5/14/2013	5,000	5/14/2016
	5/14/2013	5,000	5/14/2017
	5/14/2013	5,000	5/14/2018
	6/17/2013	4,000	6/17/2016
	6/17/2013	4,000	6/17/2017
	6/17/2013	4,000	6/17/2018
	6/17/2013	855	6/17/2016
	6/17/2013	855	6/17/2017
	6/17/2013	854	6/17/2018
	6/17/2013	639	6/17/2016
	6/17/2013	639	6/17/2017
	6/17/2013	639	6/17/2018
	6/17/2013	1,645	6/17/2016
	6/17/2013	1,645	6/17/2017
	6/17/2013	1,644	6/17/2018
	6/20/2014	1,243	6/20/2016
	6/20/2014	1,242	6/20/2017
	6/20/2014	1,242	6/20/2018
	6/20/2014	1,242	6/20/2019
	10/23/2014	15,468	10/23/2016
	10/23/2014	15,467	10/23/2017
	10/23/2014	15,467	10/23/2018
	10/23/2014	15,467	10/23/2019
	6/19/2015	746	6/19/2016
	6/19/2015	745	6/19/2017
	6/19/2015	745	6/19/2018
	6/19/2015	745	6/19/2019
	6/19/2015	745	6/19/2020
James A. Simms	5/14/2013	5,000	5/14/2016
	5/14/2013	5,000	5/14/2017
	5/14/2013	5,000	5/14/2018
	6/17/2013	6,000	6/17/2016
	6/17/2013	6,000	6/17/2017
	6/17/2013	6,000	6/17/2018
	6/17/2013	855	6/17/2016
	6/17/2013	855	6/17/2017
	6/17/2013	854	6/17/2018
	6/17/2013	639	6/17/2016
	6/17/2013	639	6/17/2017
	6/17/2013	639	6/17/2018
	6/17/2013	1,645	6/17/2016
	6/17/2013	1,645	6/17/2017
	6/17/2013	1,644	6/17/2018
	6/17/2013	7,541	6/17/2016
	6/20/2014	1,243	6/20/2016
	6/20/2014	1,242	6/20/2017
	6/20/2014	1,242	6/20/2018
	6/20/2014	1,242	6/20/2019
	10/23/2014	6,752	10/23/2016
	10/23/2014	6,752	10/23/2017
	10/23/2014	6,752	10/23/2018
	10/23/2014	6,752	10/23/2019
	6/19/2015	746	6/19/2016
	6/19/2015	745	6/19/2017
	6/19/2015	745	6/19/2018
	6/19/2015	745	6/19/2019
	6/19/2015	745	6/19/2020

Named Executive Officer	Grant Date	Underlying Shares	Vesting Date
Claudio Tuozzolo	5/14/2013	5,000	5/14/2016
	5/14/2013	5,000	5/14/2017
	5/14/2013	5,000	5/14/2018
	6/17/2013	855	6/17/2016
	6/17/2013	855	6/17/2017
	6/17/2013	854	6/17/2018
	6/17/2013	1,645	6/17/2016
	6/17/2013	1,645	6/17/2017
	6/17/2013	1,644	6/17/2018
	6/17/2013	639	6/17/2016
	6/17/2013	639	6/17/2017
	6/17/2013	639	6/17/2018
	6/21/2013	1,764	6/21/2016
	6/21/2013	1,764	6/21/2017
	6/21/2013	1,763	6/21/2018
	6/20/2014	1,243	6/20/2016
	6/20/2014	1,242	6/20/2017
	6/20/2014	1,242	6/20/2018
	6/20/2014	1,242	6/20/2019
	6/19/2015	746	6/19/2016
	6/19/2015	745	6/19/2017
	6/19/2015	745	6/19/2018
	6/19/2015	745	6/19/2019
	6/19/2015	745	6/19/2020

2007 VI Chip Plan
Named Executive Officer	Number of Shares Underlying Unexercised Options Exercisable(1)	Number of Shares Underlying Unexercised Options Unexercisable(1)(2)	Option Exercise Price per Share	Option Expiration Date
Barry Kelleher	50,000	—	$1.00	5/14/2017
James A. Simms	100,000	—	1.00	12/31/2020
Patrizio Vinciarelli	4,000,000	—	1.00	6/4/2017
	—	1,500,000	1.00	12/31/2020

(1)	Under the 2007 VI Chip Plan, Mr. Kelleher, Mr. Simms, and Dr. Vinciarelli have been awarded non-qualified stock options with time-based vesting provisions. Mr. Kelleher was awarded 50,000 such options in 2008, Mr. Simms was awarded 100,000 such options in 2010, and Dr. Vinciarelli was awarded 4,000,000 such options in 2007. Such options possess a 10-year term and became exercisable over five equal annual installments, beginning on the first anniversary of the date of grant.

(2)	Under the 2007 VI Chip Plan, Dr. Vinciarelli, in 2010, was awarded 1,500,000 non-qualified stock options with vesting provisions tied to achievement of certain margin targets by VI Chip. Each quarter, management assesses the probability such margin targets will be achieved within the term of the options and records stock-based compensation expense related to such options based on this assessment. However, the margin targets have not been achieved and, accordingly, no such options have vested.

2001 Picor Plan
Named Executive Officer	Number of Shares Underlying Unexercised Options Exercisable(1)	Number of Shares Underlying Unexercised Options Unexercisable(1)(2)	Option Exercise Price per Share	Option Expiration Date
James A. Simms	200,000	—	$0.57	11/1/2020

Claudio Tuozzolo	150,000	—	0.88	6/5/2016
	125,000	—	1.01	6/12/2018
	1,329,340	—	0.57	11/1/2020
	151,947	101,297	0.64	6/18/2022
	123,200	492,800	0.41	4/14/2024
	4,800	19,200	0.41	9/10/2024

(1)	Stock options awarded under the 2001 Picor Plan become exercisable in five equal annual installments beginning on the first anniversary of the date of grant.

(2)	The unexercisable option vesting schedule under the 2001 Picor Plan is as follows as of December 31, 2015:

Named Executive Officer	Grant Date	Underlying Shares	Vesting Date
Claudio Tuozzolo	6/18/2012	50,649	6/18/2016
	6/18/2012	50,648	6/18/2017
	4/14/2014	123,200	4/14/2016
	4/14/2014	123,200	4/14/2017
	4/14/2014	123,200	4/14/2018
	4/14/2014	123,200	4/14/2019
	9/10/2014	4,800	9/10/2016
	9/10/2014	4,800	9/10/2017
	9/10/2014	4,800	9/10/2018
	9/10/2014	4,800	9/10/2019

OPTIONS EXERCISES AND STOCK VESTED FOR FISCAL 2015

The following table presents option exercises by our Named Executive Officers during 2015. All options exercised by Named Executive Officers during 2015 were under the Vicor 2000 Plan as follows:

2000 Vicor Plan
Named Executive Officer	Number of Shares Acquired upon Exercise	Value Realized upon Exercise(1)
Claudio Tuozzolo	5,000	$38,459

(1)	Represents the difference between the exercise price and the fair market value of the underlying Common Stock on the date of exercise.

POTENTIAL PAYMENTS UPON TERMINATION, UPON A CHANGE OF CONTROL, AND

UPON TERMINATION FOLLOWING A CHANGE OF CONTROL

As all of our employees are employees-at-will, no amounts become due or payable to any of our executives upon termination of employment, regardless of whether a change of control has occurred. However, each of the Vicor 2000 Plan, the 2007 VI Chip Plan, and the 2001 Picor Plan provides that all unvested options thereunder will become vested and exercisable as of a change of control, as defined in each of the plans. Accordingly, our Named Executive Officers would have received the amounts set forth below based on the vesting of their unvested options had a change of control of the Corporation occurred on December 31, 2015. All amounts below relate to unvested stock options under the Vicor 2000 Plan as the unvested outstanding awards under the 2007 VI Chip Plan and the 2001 Picor Plan were out-of-the-money on December 31, 2015.

Vicor 2000 Plan
Named Executive Officer	Number of Unvested Options as of December 31, 2015(1)	Intrinsic Value of Unvested Options as of December 31, 2015(2)
Philip D. Davies	48,000	$152,760
Barry Kelleher	41,384	122,471
James A. Simms	54,925	145,032
Claudio Tuozzolo	34,675	106,765

(1)	Information for the Vicor 2000 Plan excludes unvested options with exercise prices exceeding the market value of the Corporation’s stock as of December 31, 2015.

(2)	Calculated as the aggregate amount by which the fair market value as of December 31, 2015 of the shares underlying the unvested options (i.e., the product of the closing price of a share of Common Stock as reported on the NASDAQ-GS on that date, $9.12, and the number of unvested options) exceeded the aggregate exercise price of the unvested options as of that date.

DIRECTORS’ COMPENSATION FOR FISCAL 2015

Overview of Director Compensation

The level of compensation of non-employee Directors is reviewed on an annual basis by the Board as a whole. To determine the appropriateness of the current level of compensation for non-employee Directors, the Board reviews data from a number of different sources including publicly available data describing director compensation in peer companies.

Non-employee Directors are compensated through a combination of cash payments and awards of options for the purchase of our Common Stock. Each non-employee Director receives a quarterly retainer of $7,500 for his or her services. Expenses incurred by non-employee Directors in attending Board meetings and meetings of the Audit Committee and the Compensation Committee are reimbursed by the Corporation.

Directors who are employees do not receive cash compensation for service on the Board.

Additionally, each Director, other than any Director holding in excess of 10% of the total number of shares of the capital stock of the Corporation (i.e., Dr. Vinciarelli), receives an annual grant of non-qualified stock options following the Annual Meeting of Stockholders under the Vicor 2000 Plan. Currently, the formula to calculate the stock option award is $50,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Accordingly, on June 19, 2015, each Director, other than Dr. Vinciarelli, was awarded non-qualified stock options to purchase up to 3,726 shares of Common Stock at an exercise price of $13.42 per share. Stock options granted to Directors as compensation for their service on the Board vest at a rate of 20% per year on each of five successive anniversaries of the date of award.

The table below reflects non-employee Director compensation for fiscal 2015:

Non-Employee Director	Fees Earned or Paid in Cash	Option Awards(1)	Total Compensation
Samuel J. Anderson	$30,000	$27,278	$57,278
Jason L. Carlson	30,000	27,278	57,278
Estia J. Eichten	30,000	27,278	57,278
Liam K. Griffin	30,000	27,278	57,278
David T. Riddiford	30,000	27,278	57,278

(1)	These amounts reflect the aggregate grant date fair value of stock option awards granted during 2015. For the five awards shown, the formula used to calculate the number of stock options annually awarded to Directors, excluding Dr. Vinciarelli, is $50,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Accordingly, on June 19, 2015, the five non-employee Directors were awarded non-qualified stock options to purchase up to 3,726 shares of Common Stock at an exercise price of $13.42 per share. Refer to Note 3, “Stock-Based Compensation and Employee Benefit Plans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 8, 2016, for the relevant assumptions used to determine the valuation of option awards.

(2)	The aggregate grant date fair value and aggregate number of stock options awarded and outstanding as of December 31, 2015 was as follows:

Name	Grant Date Fair Value of Stock Options	Number of Awards Outstanding
Samuel J. Anderson	$77,666	24,644
Jason L. Carlson	99,197	41,228
Estia J. Eichten	87,507	34,452
Liam K. Griffin	143,788	41,228
David T. Riddiford	87,507	34,452

	$495,665	176,004

The table below reflects employee Director compensation for fiscal 2015:

Employee Director(1)	Option Awards(2)	Total Compensation
H. Allen Henderson	$27,278	$27,278

(1)	Dr. Vinciarelli has been omitted from this table, as he receives no compensation for serving on the Board. Messrs. Kelleher, Simms, and Tuozzolo have been omitted from this table because their stock option awards are included in the Summary Compensation Table.

(2)	These amounts reflect the aggregate grant date fair value of stock option awards granted during 2015. For the award shown, the formula used to calculate the number of stock options annually awarded to Directors, excluding Dr. Vinciarelli, is $50,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Accordingly, on June 19, 2015, Mr. Henderson, an employee at the time of the award, was awarded non-qualified stock options to purchase up to 3,726 shares of Common Stock at an exercise price of $13.42 per share. Refer to Note 3, “Stock-Based Compensation and Employee Benefit Plans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 8, 2016, for the relevant assumptions used to determine the valuation of option awards.

(3)	The aggregate grant date fair value and aggregate number of stock options awarded and outstanding as of December 31, 2015 was as follows:

Name	Grant Date Fair Value of Stock Options	Number of Awards Outstanding
H. Allen Henderson	$98,450	31,665

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K for the year ended December 31, 2015, with management. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC and distribution to Stockholders.

Submitted by the Compensation Committee:

Jason L. Carlson, Chairman

Estia J. Eichten

Liam K. Griffin

David T. Riddiford

Compensation Committee Interlocks and Insider Participation

Messrs. Carlson, Eichten, Griffin, and Riddiford serve on the Compensation Committee. Messrs. Carlson, Eichten, Griffin, and Riddiford are independent Directors, and the Board is not aware of any committee interlocks or other relationships that would require disclosure pursuant to Item 407(e)(4) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with our independent registered public accounting firm, KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”) under Standard No. 16 “Communications with Audit Committees.” In addition, the Audit Committee has discussed with KPMG the auditors’ independence from management and the Corporation, including the matters in the written disclosures from the independent auditors required by applicable requirements of the PCAOB regarding independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with KPMG the overall scope and plans for its audit. The Audit Committee periodically meets with KPMG, with and without management present, to discuss the results of its audit, its evaluation of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC, which occurred on March 8, 2016.

Submitted by the Audit Committee:

Jason L. Carlson, Chairman

Estia J. Eichten

Liam K. Griffin

David T. Riddiford

Certain Relationships and Related Transactions

In September 2015, Intersil Corporation (“Intersil”) acquired, through a statutory merger, Great Wall Semiconductor Corporation (“GWS”), in which the Corporation held non-voting convertible preferred stock. GWS and its subsidiary designed and sold semiconductors, conducted research and development activities, and developed and licensed patents. Mr. Anderson, a Director of the Corporation, was the founder, Chairman of the Board, President and Chief Executive Officer (“CEO”), as well as the majority voting shareholder, of GWS. The Corporation accounted for its investment in GWS under the equity method. The Corporation determined, while GWS was a variable interest entity, the Corporation was not the primary beneficiary. The key factors in the Corporation’s assessment were that the CEO of GWS had: (i) the power to direct the activities of GWS that most significantly impact its economic performance, and (ii) an obligation to absorb losses or the right to receive benefits from GWS, respectively, that could potentially be significant to GWS.

At the time of the merger transaction, the Corporation’s gross investment totaled $4,999,719. However, during the fourth quarter of 2008, the Corporation determined a decline in value judged to be other-than-temporary had occurred and, as such, the investment’s recorded value on the Consolidated Balance Sheet, as of December 31, 2008, was reduced to zero. Management’s decision to reduce the remaining investment balance to zero at that time was based on GWS’ continued operating losses, the impact of the global economic crisis on the current and short-term outlook for its operations, a negative working capital position as of December 31, 2008, and a valuation based on discounted cash flows.

Under the terms of the merger agreement between GWS and Intersil, and in accordance with the terms of the shareholder agreement under which the Corporation made its investments, all preferred stock was redeemed at full preference value (i.e., purchased for cash equal to the original investment amount). This redemption was effected through the exchange of a share of preferred stock for (a) the right to receive the preference value in cash upon surrender of the preferred shares and (b) the non-transferable right to receive certain cash payments as additional consideration, after a period of 16 months, associated with (i) the release by Intersil of some or all of the $2,625,000 portion of total consideration held in escrow by Intersil for potential funding of indemnification and related obligations made by GWS and its selling shareholders and (ii) additional consideration of up to $4,000,000, payable in the event Intersil achieved certain revenue goals related to GWS products. Immediately after the closing of the merger transaction, the Corporation received the full preference value, equal to its gross investment in GWS. Because the net investment on the Corporation’s Consolidated Balance Sheet had a value of zero, the full preference value was recorded as a gain from sale of equity method investment in the third quarter of 2015. Just prior to the merger, the Corporation also received, as a dividend from GWS, shares of an entity in which GWS held an investment. Such shares were deemed by the Corporation to have a value of zero on the date of receipt.

While the Corporation’s shares of preferred stock were never converted into shares of non-voting common stock, as provided for in the terms of the shareholder agreement under which the Corporation made its investment, the proportionate share of the contingent amounts described above was calculated assuming such a conversion, resulting in a pro forma proportionate share for the Corporation of any amounts paid of 27.0%. The Corporation will record its proportionate share of any additional consideration when it is determined to be realizable. As a former stockholder of GWS, the Corporation is subject to the indemnification provisions in the merger agreement, as noted above. In certain cases, the Corporation’s indemnification obligation can extend to the full amount of the merger consideration received by the Corporation, however, the Corporation believes the likelihood of any such indemnification obligation occurring is remote.

The Corporation and GWS were parties to an intellectual property cross-licensing agreement, a license agreement (see below), and two supply agreements, under which the Corporation purchased certain components from GWS. Intersil, through the merger transaction, has assumed all of GWS’ rights and obligations under these agreements. Corporation purchases from GWS totaled approximately $1,662,000 for the nine months ended September 30, 2015, the approximate date of the sale.

The Corporation’s policy and procedures with respect to the review, approval, and/or ratification of related party transactions are set forth in the Charter of the Audit Committee and, in summary, require the Audit Committee to review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and to discuss with management the business rationale for the transactions, whether the transactions are on terms that are fair to the Corporation, and whether appropriate disclosures have been made. The related party transactions described above were subject to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s executive officers and Directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities (collectively, “Insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation’s knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2015, all transactions in the Corporation’s securities that were engaged in by Insiders, and therefore required to be disclosed pursuant to Section 16(a) of the Exchange Act, were timely reported.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, acting under authorization of the Board of Directors, pursuant to the Audit Committee Charter, and following the Corporation’s By-Laws, selected KPMG as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2015. A representative of KPMG is expected to be present at the Annual Meeting and will be given the opportunity to make a statement. The representative is expected to be available to respond to appropriate questions from Stockholders.

The following table summarizes the fees for services rendered by KPMG for the fiscal years ended December 31, 2015 and 2014 in each of the following categories:

Name	2015	2014
Audit Fees	$1,049,000	$895,000
Audit Related Fees	27,000	25,000
Tax Fees	225,000	141,000

Total Fees	$1,301,000	$1,061,000

Audit Fees include services provided in connection with the audit of the Corporation’s consolidated financial statements (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002), the reviews of the Corporation’s quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC, statutory audits required internationally and accounting consultations that relate to the audited financial statements.

Audit-Related Fees include services provided in connection with audits of the 401(k) tax-qualified retirement saving plan sponsored by the Corporation.

Tax Fees include services provided in connection with tax compliance, tax advice, tax planning, and assistance with tax audits.

Pursuant to the provisions of the Charter of the Audit Committee, the Audit Committee must pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB) to be provided to the Corporation by our independent registered public accounting firm; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Corporation if the de minimus provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. Under the Charter, the authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who are required to present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee approved all audit and non-audit services provided to the Corporation by KPMG for fiscal years 2015 and 2014.

The Audit Committee has selected KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2017 Annual Meeting of Stockholders must be received by the Corporation on or before January 9, 2017, in order to be considered for inclusion in the Corporation’s proxy statement and form of proxy. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation’s proxy statement and form of proxy and should be directed to: James A. Simms, Corporate Secretary, Vicor Corporation, 25 Frontage Road, Andover, Massachusetts 01810. It is suggested that any Stockholder proposal be transmitted by certified mail, return receipt requested.

In addition, our By-Laws provide that, for any Stockholder proposal or Director nomination to be properly presented at the 2017 Annual Meeting of Stockholders, but not for inclusion in our proxy statement and form of proxy, the Stockholder proposal or Director nomination must comply with the requirements set forth in our By-Laws and we must receive notice of the matter not less than 90 nor more than 120 days prior to June 16, 2017. Thus, to be timely, notice of a Stockholder proposal or Director nomination for the 2017 Annual Meeting of Stockholders must be received by our Corporate Secretary no earlier than February 20, 2017 and no later than March 21, 2017. However, if the 2017 Annual Meeting of Stockholders is not scheduled to be held within a period that commences on May 20, 2017 and ends on July 16, 2017, and instead, such meeting is scheduled to be held on a date outside that period, notice of a Stockholder proposal or Director nomination, to be timely, must be received by our Corporate Secretary by the later of 90 days prior to such other meeting date or 10 days following the date such other meeting date is first publicly announced or disclosed.

Notwithstanding the foregoing notice deadlines under our By-Laws, in the event that the number of Directors to be elected to our Board at the 2017 Annual Meeting of Stockholders is increased and either all of the nominees for Director at the 2017 Annual Meeting of Stockholders or the size of the increased Board is not publicly announced or disclosed by us by March 24, 2017, notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our Corporate Secretary no later than 10 days following the first date all such nominees or the size of the increased Board is publicly announced or disclosed.

Proxies solicited by the Board will confer discretionary voting authority with respect to Stockholder proposals, other than proposals to be considered for inclusion in the Corporation’s proxy statement described above, that the Corporation receives at the above address after March 24, 2017. These proxies will also confer discretionary voting authority with respect to Stockholder proposals, other than proposals to be considered for inclusion in the Corporation’s proxy statement described above, that the Corporation receives on or before March 24, 2017, subject to SEC rules governing the exercise of this authority.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON
JUNE 17, 2016:

The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.vicorpower.com.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Proposal to fix the number of Directors at ten and to elect the following Directors to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - Samuel J. Anderson	☐	☐	02 - Estia J. Eichten	☐	☐	03 - Barry Kelleher	☐	☐
	04 - David T. Riddiford	☐	☐	05 - James A. Simms	☐	☐	06 - Claudio Tuozzolo	☐	☐
	07 - Patrizio Vinciarelli	☐	☐	08 - Jason L. Carlson	☐	☐	09 - Liam K. Griffin	☐	☐
	10 - H. Allen Henderson	☐	☐
2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2016 Annual Meeting of Stockholders on June 17, 2016.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Vicor Corporation	COMMON

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — JUNE 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and James A. Simms, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Vicor Corporation (the “Corporation”) held by the undersigned at the close of business on April 29, 2016, at the Annual Meeting of Stockholders to be held at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, on Friday, June 17, 2016 at 9:00 a.m., local time, and at any adjournments or postponements thereof. Directions to the Foley & Lardner office can be found on the firm’s website: http://www.foley.com/boston/. Questions may be forwarded to invrel@vicorpower.com.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT TEN AND THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation’s 2015 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON
JUNE 17, 2016:

The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.vicorpower.com.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1.	Proposal to fix the number of Directors at ten and to elect the following Directors to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - Samuel J. Anderson	☐	☐	02 - Estia J. Eichten	☐	☐	03 - Barry Kelleher	☐	☐
	04 - David T. Riddiford	☐	☐	05 - James A. Simms	☐	☐	06 - Claudio Tuozzolo	☐	☐
	07 - Patrizio Vinciarelli	☐	☐	08 - Jason L. Carlson	☐	☐	09 - Liam K. Griffin	☐	☐
	10 - H. Allen Henderson	☐	☐
2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2016 Annual Meeting of Stockholders on June 17, 2016.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Vicor Corporation	CLASS B COMMON

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — JUNE 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and James A. Simms, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Vicor Corporation (the “Corporation”) held by the undersigned at the close of business on April 29, 2016, at the Annual Meeting of Stockholders to be held at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, on Friday, June 17, 2016 at 9:00 a.m., local time, and at any adjournments or postponements thereof. Directions to the Foley & Lardner office can be found on the firm’s website: http://www.foley.com/boston/. Questions may be forwarded to invrel@vicorpower.com.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT TEN AND THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation’s 2015 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.